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                                                                    Exhibit 10.9

                       MSA Addendum (The Princeton Review)

This Addendum to the Master Services Agreement shall be incorporated by reference into said MSA, and shall control all conflicting terms in the Master Services Agreement and in any Service Order(s) executed thereunder.

DELETE PARAGRAPH 1. OF THE MSA ENTITLED "NATURE OF AGREEMENT" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"This is an Agreement for the provision by Frontier GlobalCenter of Internet connectivity services (the "Bandwidth"), the availability of space (the "Space") to store and operate Client-owned equipment (the "Client-Hardware") including Frontier GlobalCenter's hardware (the "Hardware") necessary therefor, and the licensing of software to provide such Services (the "Software"), together comprising an Internet connectivity and collocation package to be provided by Frontier GlobalCenter under this Agreement (together, the "Services").

DELETE PARAGRAPH 2.1 OF THE MSA ENTITLED "ORDERS" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"ORDERS. Client may issue one or more service orders describing the Bandwidth, Space, Client-Hardware, and Software that Client desires ("Service Order"). Each Service Order will set forth the prices, initial term of Services and other information in the form set forth in the Service Order Form. No Service Order shall be effective until accepted by Frontier GlobalCenter, provided that Frontier GlobalCenter must promptly accept any Service Order within the terms of this Agreement provided Client is not then in material default hereunder. All Service Orders will be subject to the terms and conditions of this Agreement, and the terms of this Agreement shall supersede any terms and conditions which may appear on Client's order form, or purchase order."

DELETE PARAGRAPH 2.2 OF THE MSA ENTITLED "CANCELLATION" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"CANCELLATION. In the event that Client cancels or terminates a Service Order at any time for any reason whatsoever other than expiration of a Service Order or a Service Interruption (as defined below) Client agrees to pay GlobalCenter as a cancellation fee all Monthly Recurring Charges specified in the Service Order for the balance of the term therefor, or 30 days, whichever is less, which shall become due and owing as of the effective date of cancellation or termination."

APPEND THE FOLLOWING EXTRACT TO PARAGRAPH 2.3 OF THE MSA ENTITLED "IP
ADDRESSES":
"For the purposes of IP Address renumbering, "reasonable notice" shall be at least 5 business days."

INSERT THE FOLLOWING PARAGRAPH 2.4 IN THE MSA:
"STAFFING. Frontier Global Center guarantees that it shall, at all times, maintain commercially acceptable staffing levels of Network Engineering, Technical Account Manager, Operators and Security Personnel."

DELETE PARAGRAPH 3.1 OF THE MSA ENTITLED "LICENSE" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"LICENSE. During the term of the applicable Service Order, Frontier GlobalCenter grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Client-Hardware in conjunction with the Services."

INSERT THE FOLLOWING PARAGRAPH 3.5 IN THE MSA:
"SOFTWARE LICENSE AND RIGHTS: Frontier Global Center shall ensure that adequate licenses of the following software packages are made available to Client at no additional charge from Frontier Global Center:

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Stormwatch (monitoring), Express Control (traffic & trouble tickets), Remedy,
Netcool, HP Openview, Cisco Works and Cascade View. Frontier GlobalCenter indemnifies and holds harmless Client for all liabilities and costs including reasonable attorneys' fees arising out of any direct or indirect license violations that may result from software that Frontier GlobalCenter installs, or requires Client to install, on Client systems."

REMOVE PARAGRAPH 4 OF THE MSA ENTITLED "HARDWARE TERMS AND CONDITIONS", IN ITS ENTIRETY.

APPEND THE FOLLOWING EXTRACT TO PARAGRAPH 5.1 OF THE MSA ENTITLED "LICENSE TO OCCUPY":
"Frontier GlobalCenter represents that such landlord has not in the past objected to similar arrangements. In the event that the Client Space, MDC Floor, or entire Frontier GlobalCenter MDC is rendered unfit (as mutually determined by both Frontier GlobalCenter and Client) for use by Client, Frontier GlobalCenter will use all commercially reasonable efforts to move customer to another Space, Floor or data center at no charge to the customer."

DELETE PARAGRAPH 5.2 OF THE MSA ENTITLED "MATERIAL AND CHANGES" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"MATERIAL AND CHANGES. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Hardware, without obtaining Frontier GlobalCenter's prior written approval (not to be unreasonably denied or delayed) for Client to have the work performed. Alternatively, Client may request Frontier GlobalCenter to perform the work. Frontier GlobalCenter reserves the right to perform and manage any construction or alterations within the Space areas at rates to be negotiated between the Parties hereto. Client agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Frontier GlobalCenter and obtaining Frontier GlobalCenter's advance written approval."

DELETE PARAGRAPH 5.3 OF THE MSA ENTITLED "DAMAGE" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING: "Client agrees to reimburse Frontier GlobalCenter for all reasonable repair or restoration costs associated with damage, destruction, or theft caused by the gross negligence or willful misconduct Client's personnel, Client's agents, Client's suppliers, Client's contractors, or Client's visitors during the term or as a consequence of Client's removal of the Client-Hardware or property installed in the Space.

Frontier GlobalCenter agrees to reimburse Client for all reasonable repair or restoration costs associated with damage, destruction, or theft to Client's material assets located in the Space, caused by the gross negligence or willful misconduct of Frontier GlobalCenter's personnel, agents, suppliers, contractors, or visitors."

APPEND THE FOLLOWING EXTRACT TO SECTION #5.4 OF THE MSA ENTITLED "INSURANCE":
"Frontier GlobalCenter agrees to maintain, at Frontier GlobalCenter's expense,
(i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Space, Frontier GlobalCenter shall furnish Client with certificates of insurance which evidence the minimum levels of insurance set forth herein."

REMOVE PARAGRAPH #5.5 OF THE MSA ENTITLED "REGULATIONS" IN ITS ENTIRETY

REMOVE PARAGRAPH #5.6 OF THE MSA ENTITLED "DISCLAIMER" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:


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Other than the specific representations and warranties made herein in this MSA,
Frontier GlobalCenter does not make any representation or warranty whatsoever as to the fitness of the Space for Client's use.

ADD THE FOLLOWING PARAGRAPH 5.7 TO THE MSA:
"RIGHT OF FIRST REFUSAL: For a period of 90 calendar days from time of execution of Initial Service Order, Frontier GlobalCenter will reserve one (1) cage (The
Cage) adjacent to Client's cage(s) exclusively for the Client. This reservation period may be extended by the Client for an extra 30 days for a one-time fee of $5000. A Service Order for this extension period must be executed by the end of the initial 90 calendar day period. After the expiration of the reservation or extended reservation period (90th or 120th calendar day), Frontier Global Center shall give the Client the Right to First Refusal on that Cage during the term of this Agreement. If Frontier Global Center wishes to offer the Cage to another client, Frontier GlobalCenter must notify the Client in writing of its intentions. After receiving such notification, if the Client wishes to exercise this Right to First Refusal and decides to rent the cage, Frontier GlobalCenter shall give the Client 5 business days to execute a Service Order for the Cage. If Client does not execute a Service Order within the five (5) business days specified, Frontier GlobalCenter may offer the adjacent cage to another client.

INSERT THE FOLLOWING PARAGRAPH 5.8 TO THE MSA:
"DELIVERIES. Frontier GlobalCenter shall, at no additional charge, receive deliveries of Client's equipment to be installed in the Space. Client shall be responsible for building off-hours elevator fees, if applicable, incurred during such deliveries. Frontier GlobalCenter shall also, at no additional charge, provide suitable storage for delivered equipment for up to 10 business days.

INSERT THE FOLLOWING PARAGRAPH 5.9 TO THE MSA:
"STAGING AREA. Frontier GlobalCenter shall, at no additional charge, provide Client with reasonable space to assemble and test equipment prior to installing it in the Space."

REMOVE SECTION 6 ENTITLED "SERVICE INTERRUPTIONS" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:

"SERVICE INTERRUPTIONS

6.1. 99% NETWORK UPTIME GUARANTEE. Frontier GlobalCenter agrees that the Network will experience 99.0% Network Uptime (as defined below) measured on a per-hour basis. In the event of Network Downtime (as defined below), the monthly fee payable for the Bandwidth, defined in the Service Orders, shall be reduced as follows:

6.1.1. if the total Network Downtime over a single 24 hour period in the calendar month is equal to or more than three and six tenths (3.6) hours and less than seven and two tenths (7.2) hours, or if the total Network Downtime in the calendar month is equal to or more than seven and two tenths (7.2) hours and less than fourteen and four tenths (14.4) hours, the monthly Bandwidth fee for that month shall be reduced by one-third (33.3%); and

6.1.2. if the total Network Downtime over a single 24 hour period in the calendar month is equal to or more than seven and two tenths (7.2) hours and less than fourteen and four tenths (14.4) hours, or if the total Network Downtime in the calendar month is equal to or more than fourteen and four tenths (14.4) hours and less than twenty-one and six-tenths (21.6) hours, the monthly Bandwidth fee for that month shall be reduced by two-thirds (66.6%); and

6.1.3. if the total Network Downtime over a single 24 hour period in the calendar month is equal to or more than fourteen and four tenths (14.4) hours, or if the total Network Downtime in the calendar month is

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equal to or more than twenty-one and six-tenths (21.6) hours, the monthly
Bandwidth fee for that month shall be reduced by three-quarters (75%).

6.2 NETWORK UPTIME AND NETWORK DOWNTIME DEFINED. For the purposes of Section 6.1, Network Uptime is defined as the availability of core network services to the Client's hardware, as measured by Express Control statistics (as described in the Service Specification section) supplied by the Frontier GlobalCenter Network Operations Center (NOC) to the Client. The Client reserves the right to substitute a mutually accepted tool for measuring the availability of core network services at a later date.

Any interruption in the availability of the Client's port(s) on Frontier Global Center's switch(es), the Frontier Global Center switch(es) that the Client's port resides on or the Network that connects the Frontier GlobalCenter switch fabric with the Internet or any other failure to supply the Bandwidth to enable the Client-Hardware to connect to the Internet is considered Network Downtime. Failure of the Network to operate within normal operating parameters, such as instances of packet loss over 40%, or transmission latency in excess of one hundred and twenty (120) milliseconds, across Frontier GlobalCenter's national IP backbone is also considered Network Downtime.

For purposes of this Section, the Internet is deemed to consist of services that commence where Frontier GlobalCenter transmits a Client's content to Frontier GlobalCenter's carrier(s) at the Frontier GlobalCenter border router port(s). Such carriers provide Frontier GlobalCenter with private and dedicated bandwidth. Frontier GlobalCenter undertakes no obligation for the circuit or link between Frontier GlobalCenter's facilities and such carrier's services but Frontier GlobalCenter hereby assigns to Client its guarantee, if any, from any such carrier on which Client's content is transmitted.

6.3 MAINTENANCE WINDOWS. Frontier GlobalCenter reserves three (3) regularly scheduled maintenance windows per week, of four hour duration, in order to maintain and upgrade the Frontier Global Center IP Backbone infrastructure. Outages or performance degradation during scheduled maintenance windows as a result of router, switch or server maintenance, are not considered Downtime for purposes of this section. Frontier GlobalCenter shall make all commercially reasonable efforts to provide the Client with prior notification of all scheduled and emergency maintenance procedures. Prior to taking occupancy of the Space, as well as twenty-four (24) hours prior to any change in maintenance schedule, Frontier GlobalCenter shall furnish Client with a written schedule of maintenance windows.

6.4. 100% FACILITY UPTIME GUARANTEE. In the event of Facility Downtime (as defined below), the Monthly Fee payable for the Co-location Services as set forth in the applicable Service Order shall be reduced as follows:

6.4.1. If the total Facility Downtime in the calendar month is more than zero
(0) minutes and less than, or equal to four minutes and thirty-two seconds (4.32) the monthly Space fee for that month shall be reduced by one-third (33.3%);

6.4.2. If the total Facility Downtime in the calendar month is more than four minutes and thirty-two seconds (4.32) the monthly Space fee for that month shall be reduced by two-thirds (66.6%).

6.4.3. FACILITY DOWNTIME DEFINED. For the purposes of Section 6.4, Facility Downtime shall mean any service interruption, only if such interruption is either due to a facility power failure or environmental control failure.

6.5 INVESTIGATION OF SERVICE INTERRUPTIONS. At Client's request, Frontier GlobalCenter will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. If Frontier GlobalCenter

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reasonably determines that all facilities, systems and equipment furnished by
Frontier GlobalCenter are functioning properly and that Downtime arose from some other cause, and so notifies Client, Frontier GlobalCenter shall continue to investigate the Downtime cause at the client's request and expense for labor and materials cost for services actually performed at the usual and customary rates for similar services provided by Frontier GlobalCenter to clients in the same locality.

6.6 TERMINATION. Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve
(12) month period, or any continuous Downtime of eight (8) hours or more.

6.7 SOLE REMEDY. The terms and conditions of this Section 6 shall be Client's sole remedy and Frontier GlobalCenter's sole obligation for any Downtime."

REMOVE PARAGRAPH 7. OF THE MSA ENTITLED "USER CONTENT" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"USER CONTENT. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents and warrants that it and any User will not use the services for unlawful purposes (including without limitation infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include without limitation distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If Frontier GlobalCenter has reasonable grounds to believe that Client or a User is utilizing the Services for any such illegal or disruptive purpose, Frontier GlobalCenter may suspend Services immediately upon notice to Client until Client shows that no illegal or disruptive purpose is being effected. Client shall defend, indemnify, hold harmless Frontier GlobalCenter from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content, except to the extent based on Frontier GlobalCenter's negligence, willful misconduct, or breach of this agreement. Frontier GlobalCenter shall not install any content on the Client-Hardware."

REMOVE PARAGRAPH 8.1 OF THE MSA ENTITLED "PAYMENT TERMS" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"PAYMENT TERMS. Client shall pay the fees set forth in the Services Order Form according to the terms set forth therein. Client agrees to pay an annual late charge of two percent (2%) above the prime rate, per year, as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of receipt of invoice."

REMOVE PARAGRAPH 8.2 OF THE MSA ENTITLED "LATE PAYMENTS" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"LATE PAYMENTS. In the event of non-payment by Client of sums over-due hereunder for more than sixty (60) days, Frontier GlobalCenter may upon written notice to client, request Client to remove equipment from Frontier GlobalCenter's premises within ten (10) business days. If Client fails to either (i) pay any undisputed charge and to pay into escrow any disputed charge or (ii) so remove, Frontier GlobalCenter may, at Frontier Global Center's discretion, deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery."


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REMOVE PARAGRAPH 8.3 OF THE MSA ENTITLED "PRICE INCREASES" IN ITS ENTIRETY AND
REPLACE WITH THE FOLLOWING:

"PRICE INCREASES. Frontier GlobalCenter shall not increase the prices for services during the initial term of any Service Order, as defined therein. After the initial term of the Service Order, Client shall be given the opportunity to either sign another Service Order for ongoing Services for a fixed price to be negotiated or may continue its existing Service Order on a month to month basis. If, after the initial Service Order term, the Client chooses to continue its existing Service Order on a month to month basis, Frontier GlobalCenter reserves the right to increase its price for Services if: (i) it provides Client with sixty (60) days written notice of such increase; and (ii) such increase is due to and deemed commercially reasonable in light of unforeseeable increases in Frontier GlobalCenter's cost of providing the Services to Client including, but not limited to, changes to Federal, State, or Local Government tariffs, a significant increase in inflation, or changes in the Internet regulatory and infrastructure environment, provided, however, that Frontier GlobalCenter shall limit cumulative annual price increases to 5%."

DELETE PARAGRAPH 9.2 OF THE MSA ENTITLED "CLIENT DUTIES" AND REPLACE IT WITH THE
FOLLOWING:
"CLIENT DUTIES. Client shall make every reasonable effort to document and promptly report all errors or malfunctions of the Hardware or Software to Frontier GlobalCenter. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Frontier GlobalCenter."

REMOVE PARAGRAPH 10.2 OF THE MSA ENTITLED "TERMINATION UPON DEFAULT" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default specifying the default in reasonable detail. In the event this Agreement is terminated due to Frontier GlobalCenter's breach, Frontier GlobalCenter shall refund to Client any Services fees on a straight line prorated basis. If any such default other than payment of money cannot be remedied in thirty (30) days, then the defaulting party shall have a reasonable time to remedy if it commences and diligently pursues a remedy."

REMOVE PARAGRAPH 10.4 OF THE MSA ENTITLED "EFFECT OF TERMINATION" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:
"EFFECT OF TERMINATION. The provisions of Sections 1, 2.3, 3.2, 3.3, 7, 10.4, 11, 12, 13, and 14 shall survive termination of this Agreement. Client's material assets located in the Space shall remain the property of the Client. Client shall under no circumstances be denied reasonable access to the Facility for the purposes of removing Client's material assets. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement."

REMOVE PARAGRAPH 12. OF THE MSA ENTITLED "LIMITATION OF LIABILITY" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING:

"LIMITATION OF LIABILITY. FRONTIER GLOBALCENTER'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO FRONTIER GLOBALCENTER UNDER THIS AGREEMENT AND THE REPLACEMENT OR REPAIR COST FOR ANY OR ALL OF CLIENT'S MATERIAL ASSETS LOCATED IN THE SPACE, IN THE EVENT OF LOSS, DAMAGE, OR THEFT TO CLIENTS' MATERIAL ASSETS CAUSED BY FRONTIER GLOBAL CENTER'S PERSONNEL, AGENTS, SUPPLIERS, CONTRACTORS OR VISITORS. IN NO EVENT SHALL FRONTIER GLOBALCENTER BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COSTS OF COVER OR OTHER SPECIAL, INCIDENTAL,

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CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT
OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF FRONTIER GLOBALCENTER HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES."

APPEND THE FOLLOWING EXTRACT TO PARAGRAPH 13. OF THE MSA ENTITLED "DISCLAIMER OF WARRANTIES":
"EXCEPT AS EXPRESSLY SET FORTH HEREIN."

REMOVE PARAGRAPH 14.2 OF THE MSA ENTITLED "NOTICES" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING: "NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or non-acceptance of the notice, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section."

REMOVE PARAGRAPH 14.4 OF THE MSA ENTITLED "GOVERNING LAW" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING: "GOVERNING LAW. Before either party may commence litigation, all disputes relating to this agreement shall be submitted for non-binding arbitration in New York City before the American Arbitration Association in accordance with the rules of the AAA. In the event of litigation between Frontier GlobalCenter and Client, this Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles. In the event of litigation the parties hereby agree to the exclusive jurisdiction of the state and federal courts located in New York, NY.

REMOVE PARAGRAPH 14.7 OF THE MSA ENTITLED "NON-SOLICITATION" IN ITS ENTIRETY AND REPLACE WITH THE FOLLOWING: "NON-SOLICITATION. During the term of this agreement and for a period of one (1) year thereafter, Client shall not solicit, nor attempt to solicit, the services of any employee or subcontractor of Frontier GlobalCenter without the prior written consent of Frontier GlobalCenter. Frontier GlobalCenter also agrees that during the term of this agreement and for a period of one (1) year thereafter, Frontier GlobalCenter shall not solicit, nor attempt to solicit, the services of any employee or subcontractor of Client without prior written consent."

FRONTIER GLOBALCENTER                                CLIENT


BY:      /s/ DOUG GALLACHER                          BY:      /s/ JOHN KATZMAN

TITLE:   VP SALES                                    TITLE:   PRESIDENT

DATE:    6/18/99                                     DATE:    6/16/99



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